Exhibit 99.1

FOR IMMEDIATE RELEASE

NovaDel Issued U.S. Patents for Oral Spray Delivery of Major Classes of Pharmaceuticals

FLEMINGTON, N.J., January 10, 2006 – NovaDel Pharma, Inc. (AMEX: NVD) today announced the issuance of two patents by the USPTO that further strengthen the Company’s intellectual property position in the oral spray delivery of pharmaceuticals. The issued patents cover the use of multiple classes of drugs in oral sprays, including those for the treatment of pain, central nervous system disorders and for anesthesia under Novadel’s oral spray delivery system.

Patent number 6,969,508 covers NovaDel’s oral spray technology using any of the following compounds: anti-opioid agents, anti-migraine agents, pain control agents, and/or anesthetics.  Among the specific pharmacologically active compounds specified in dependent claims is sumatriptan, the generic name for Imitrex®.

Patent number 6,977,070 covers the application of NovaDel’s technology to compounds broadly used to treat disorders of the central nervous system, in the following classes: aceylcholinesterase inhibitors, nerve impulse inhibitors, anti-chlorinergics, anti-convulsants, anti-psychotics, anxiolytic agents, dopamine metabolism inhibitors, agents to treat post stroke sequelae, neuroprotectants, agents to treat Alzheimer’s disease, neurotransmitters, neurotransmitter agonists, sedatives, agents for treating attention deficit disorder, agents for treating narcolepsy, central adregenic antagonists, anti-depression agents, agents for treating Parkinson’s disease, benzodiazepine antagonists, stimulants, neurotransmitter antagonists, tranquilizers, and mixtures there of.  Numerous specific pharmacologically active compounds are enumerated in the dependent claims, including sumatriptan and zolpidem, prescribed under the trade names Imitrex® and Ambien®.

“These patents will allow us to provide major additional innovations in the ease of use and convenient delivery of pharmaceutical compounds used by patients with significant medical needs around the world,” said Jan Egberts, MD, NovaDel’s president and CEO. “We are very pleased with the issuance of these patents which cover a large number of widely used pharmaceutical compounds, and will enable us to further leverage the broad applications of our oral spray platform.”

NovaDel’s patent portfolio now has fourteen issued patents in the US and Europe, and approximately 120 patent applications pending in the US, Canada, Europe and Asia Pacific.

Imitrex® is a registered trademark of GlaxoSmithKline, Inc.

Ambien® is a registered trademark of Sanofi-Aventis.

About NovaDel Pharma, Inc.

NovaDel Pharma Inc. is a specialty pharmaceutical company engaged in the development of novel drug delivery systems for prescription and over-the-counter drugs. The Company’s proprietary lingual spray technology delivery system offers the patient the potential for (i) fast onset of action; (ii) improved drug safety by reducing the required drug dosage and reducing side effects; (iii) improved patient convenience and compliance; and (iv) enhanced dosage reliability. The Company plans to develop such products independently and through collaborative arrangements with major pharmaceutical and biotech companies. To find out more about NovaDel Pharma Inc. (AMEX: NVD), visit our website at www.novadel.com.

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for lingual spray products. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For further information:
NovaDel Pharma Inc.:	Investor Contact:
Michael Spicer	Chris Erdman
Chief Financial Officer	MacDougall Biomedical Communications
(908) 782-3431 ext. 2550	(508) 647-0209 ext. 14